Exhibit 99.1

Sabre Holdings Aligns Online Capabilities To
Match Market Growth Opportunities

Industry Leading GetThere Technology Resources to be Integrated with Travelocity

SOUTHLAKE, Texas, Sept. 16. 2003 — Sabre Holdings (NYSE:TSG) today announced that it plans to realign its technology assets to further address the rapidly growing online market opportunities in the unmanaged and managed travel markets.  The company will leverage GetThere, the leading provider of Web-based systems for corporations, by aligning it with its three other business units to take advantage of synergies and market opportunities.

Key elements of the alignment include the following:

•                  Combining GetThere’s industry-leading technology and corporate product expertise with the technology and content of Travelocity.  This will centralize online technology development into Travelocity, enabling Sabre Holdings to fully leverage its market-leading online assets across leisure, business and supplier markets. This initiative will best utilize existing technology resources - talent, software, and experience - and will facilitate accelerated delivery of new capabilities across online markets.  Solutions from this online technology team will be marketed and serviced through Sabre Holdings companies: Travelocity via Travelocity Business, Sabre Travel Network and Sabre Airline Solutions.

•                  Establishing Travelocity Business as Sabre Holdings online corporate travel agency of record. This includes accelerating its ability to deliver comprehensive end-to-end travel solutions to companies of any size.

•                  Leveraging the sales, service and marketing expertise of GetThere and Sabre Travel Network to create more sales opportunities and a stronger value proposition.  This includes strengthening offerings for traditional agencies and their corporate clients with enhanced solutions, further integrating the GetThere booking tool with the Sabre global distribution system.  We will continue to support connections to multiple GDSs.

•                  Integrating the GetThere airline booking tool into the Sabre Airline Solutions offerings.  This will allow the Company to more effectively offer online booking as part of its complete solution for airlines.

This technology transition builds on the prior integration of GetThere and Sabre Business Travel Solutions (BTS) following Sabre Holdings’ acquisition of GetThere in 2000. Since that time, the combined GetThere business unit has continued to extend its market leadership, whether measured by total number of customer accounts, number of distributors, total corporate online transaction volume, or adoption success.

Over the next several weeks, an internal integration team is expected to finalize all the details of the transition.

About Sabre Holdings Corporation

Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, GetThere, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 6,500 employees in 45 countries. Full year 2002 revenues totaled $2.06 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this release which are not purely historical facts, including statements about possible accelerated technology delivery, increased sales opportunities, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings on the date this release was issued.  Sabre Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: Sabre Holdings’ revenues being highly dependent on the travel and transportation industries; airlines limiting their participation in travel marketing and distribution services; and reduced travel demand related to the possibility of further terrorist attacks, hostilities and war, traveler fear of exposure to contagious disease, and delays resulting from added security measures at airports.  Sabre Holdings may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-Q with the Securities and Exchange Commission.

CONTACT:

Media, Michael Berman, +1-682-605-2397, or investor relations,
Karen Fugate, +1-682-605-2343, both of Sabre Holdings.